AMENDMENT

Dated as of May 8, 2012

To the Lenders party to the Credit Agreement
and the Administrative Agent referred to below

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of June 17, 2011 (as amended by the Amendment, dated as of October 3, 2011, the “Credit Agreement”), among FirstEnergy Solutions Corp. and Allegheny Energy Supply Company, LLC, as the Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders thereunder, the fronting banks party thereto, the swing line lenders party thereto and the Lenders party thereto. Capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Credit Agreement.
Section 1. Credit Agreement Amendment. The parties agree that, subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is amended as follows:
(a)The following new term is inserted in Section 1.01 in appropriate alphabetical order:
“Amendment Effective Date” means May 8, 2012.
(b)The term “Allegheny FERC Order” set forth in Section 1.01 is amended and restated in its entirety to read as follows:
“Allegheny FERC Order” means the Order Accepting for Filing Proposed Market-Based Rates issued by the FERC on September 30, 1999, in Docket No. ER99-4020-000, as amended, extended, supplemented, replaced or renewed from time to time.

(c)The term “Applicable Margin” set forth in Section 1.01 is amended and restated in its entirety to read as follows:
“‘Applicable Margin’ means, (i) prior to the Amendment Effective Date, for any Alternate Base Rate Advance or any Eurodollar Rate Advance made to any Borrower, the interest rate per annum set forth in the relevant row of the table immediately below, determined by reference to the Reference Ratings for such Borrower from time to time in effect:

BASIS FOR PRICING	LEVEL 1 Reference Ratings at least A- by S&P or A3 by Moody’s.	LEVEL 2 Reference Ratings lower than Level 1 but at least BBB+ by S&P or Baa1 by Moody’s.	LEVEL 3 Reference Ratings lower than Level 2 but at least BBB by S&P or Baa2 by Moody’s.	LEVEL 4 Reference Ratings lower than Level 3 but at least BBB- by S&P or Baa3 by Moody’s.	LEVEL 5 Reference Ratings lower than Level 4 but at least BB+ by S&P or Ba1 by Moody’s.	LEVEL 6 Reference Ratings lower than BB+ by S&P and Ba1 by Moody’s, or no Reference Ratings.
Applicable Margin for Eurodollar Rate Advances	1.25%	1.5%	1.75%	2%	2.25%	2.5%
Applicable Margin for Alternate Base Rate Advances	0.25%	0.5%	0.75%	1%	1.25%	1.5%

and (ii) from and after the Amendment Effective Date, for any Alternate Base Rate Advance or any Eurodollar Rate Advance made to any Borrower, the interest rate per annum set forth in the relevant row of the table immediately below, determined by reference to the Reference Ratings for such Borrower from time to time in effect:

BASIS FOR PRICING	LEVEL 1 Reference Ratings at least A- by S&P or A3 by Moody’s.	LEVEL 2 Reference Ratings lower than Level 1 but at least BBB+ by S&P or Baa1 by Moody’s.	LEVEL 3 Reference Ratings lower than Level 2 but at least BBB by S&P or Baa2 by Moody’s.	LEVEL 4 Reference Ratings lower than Level 3 but at least BBB- by S&P or Baa3 by Moody’s.	LEVEL 5 Reference Ratings lower than Level 4 but at least BB+ by S&P or Ba1 by Moody’s.	LEVEL 6 Reference Ratings lower than BB+ by S&P and Ba1 by Moody’s, or no Reference Ratings.
Applicable Margin for Eurodollar Rate Advances	1.125%	1.25%	1.5%	1.75%	2%	2.5%
Applicable Margin for Alternate Base Rate Advances	0.125%	0.25%	0.5%	0.75%	1%	1.5%

For purposes of the foregoing, (i) if there is a difference of one level in Reference Ratings of S&P and Moody’s and the higher of such Reference Ratings falls in Level 1, Level 2, Level 3, Level 4 or Level 5, then the higher Reference Rating will be used to determine the pricing level and (ii) if there is a difference of more than one level in Reference Ratings of S&P and Moody’s, the Reference Rating that is one level above the lower of such Reference Ratings will be used to determine the pricing level, unless the lower of such Reference Ratings falls in Level 6, in which case the lower of such Reference Ratings will be used to determine the pricing level. If there exists only one Reference Rating, such Reference Rating will be used to determine the pricing level.”
(d)The term “Borrower Sublimit” set forth in Section 1.01 is amended by adding the text “, in each case as modified from time to time pursuant to Section 2.06” after the text “$1,000,000,000”.
(e)The term “Disclosure Documents” set forth in Section 1.01 is amended and restated in its entirety to read as follows:
“‘Disclosure Documents’ means (i) FE’s Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and Current Reports on Form 8-K filed in 2012 prior to May 8, 2012 and (ii) with respect to any Borrower that is required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, such Borrower’s Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and Current Reports on Form 8-K filed in 2012 prior to May 8, 2012 and (iii) with respect to any Borrower that is not required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, (A) such Borrower’s consolidated balance sheets as of December 31, 2011, and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, certified by PricewaterhouseCoopers LLP, with, in each case, any accompanying notes, all prepared in accordance with GAAP, and (B) the matters described in the portion of Schedule VI hereto applicable to such Borrower as indicated thereon.”
(f)The term “Fee Letters” set forth in Section 1.01 is amended and restated in its entirety to read as follows:
“‘Fee Letters’ means (i) the letter agreement, dated as of April 27, 2011, among the Borrowers and JPMCB, (ii) the letter agreement, dated as of April 27, 2011, among the Borrowers, JPMCB, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A., Barclays Bank PLC, The Royal Bank of Scotland plc and RBS Securities Inc., (iii) the letter agreement, dated as of May 2, 2011, among the Borrowers, Citigroup Global Markets Inc., KeyBank National Association, The Bank of Nova Scotia, Union Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, and (iv) the letter agreement, dated as of April 10, 2012 (the “2012 Amendment Fee Letter”), among the Borrowers, FE, certain Affiliates of FE, RBS, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A. and RBS Securities Inc., in each case, as amended, modified or supplemented from time to time.”
(g)The term “Fraction” set forth in Section 1.01 is amended and restated in its entirety to read as follows:
“‘Fraction’ means, for any Borrower at any time, a fraction, the numerator of which shall be the Borrower Sublimit of such Borrower at such time, and the denominator of which shall be (i) for purposes of Section 2.06(c), the amount of the aggregate Commitments at such time and (ii) for all other purposes, the sum of the Borrower Sublimits of all Borrowers at such time.”
(h)The term “Termination Date” set forth in Section 1.01 is amended and restated in its entirety to read as follows:
“‘Termination Date’ means May 8, 2017, subject, for certain Lenders, to the extension described in Section 2.19 hereof, or, in any case, the earlier date of termination in whole of the Commitments pursuant to Section 2.06 or Section 6.01 hereof.”
(i)Section 2.05(a) is amended and restated in its entirety to read as follows:
“(a)    Each Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the amount of such Lender’s Percentage of the unused portion of such Borrower’s Borrower Sublimit from the date hereof in the case of each Bank and from the effective date specified in the Assignment and Assumption pursuant to which it became a Lender in the case of each other Lender until the Termination Date applicable to such Lender, payable on the last day of each March, June, September and December during such period, and on such Termination Date, (i) for the period from June 17, 2011 to but including the date that is one day prior to the Amendment Effective Date, at the rate per annum set forth below determined by reference to the Reference Ratings of such Borrower from time to time in effect:

BASIS FOR PRICING	LEVEL 1 Reference Ratings at least A- by S&P or A3 by Moody’s.	LEVEL 2 Reference Ratings lower than Level 1 but at least BBB+ by S&P or Baa1 by Moody’s.	LEVEL 3 Reference Ratings lower than Level 2 but at least BBB by S&P or Baa2 by Moody’s.	LEVEL 4 Reference Ratings lower than Level 3 but at least BBB- by S&P or Baa3 by Moody’s.	LEVEL 5 Reference Ratings lower than Level 4 but at least BB+ by S&P or Ba1 by Moody’s.	LEVEL 6 Reference Ratings lower than BB+ by S&P and Ba1 by Moody’s, or no Reference Ratings.
Commitment Fee	0.15%	0.2%	0.25%	0.3%	0.4%	0.55%

and (ii) for the period from the Amendment Effective Date to such Termination Date, at the rate per annum set forth below determined by reference to the Reference Ratings of such Borrower from time to time in effect:

BASIS FOR PRICING	LEVEL 1 Reference Ratings at least A- by S&P or A3 by Moody’s.	LEVEL 2 Reference Ratings lower than Level 1 but at least BBB+ by S&P or Baa1 by Moody’s.	LEVEL 3 Reference Ratings lower than Level 2 but at least BBB by S&P or Baa2 by Moody’s.	LEVEL 4 Reference Ratings lower than Level 3 but at least BBB- by S&P or Baa3 by Moody’s.	LEVEL 5 Reference Ratings lower than Level 4 but at least BB+ by S&P or Ba1 by Moody’s.	LEVEL 6 Reference Ratings lower than BB+ by S&P and Ba1 by Moody’s, or no Reference Ratings.
Commitment Fee	0.125%	0.175%	0.225%	0.275%	0.35%	0.5%

For purposes of the foregoing, if (i) there is a difference of one level in Reference Ratings of S&P and Moody’s and the higher of such Reference Ratings falls in Level 1, Level 2, Level 3, Level 4 or Level 5, then the higher Reference Rating will be used to determine the commitment fee, and (ii) there is a difference of more than one level in Reference Ratings of S&P and Moody’s, the Reference Rating that is one level above the lower of such Reference Ratings will be used to determine the commitment fee, unless the lower of such Reference Ratings falls in Level 6, in which case the lower of such Reference Ratings will be used to determine the commitment fee. If there exists only one Reference Rating, such Reference Rating will be used to determine the commitment fee.”
(j)Section 2.19(a) is amended by replacing the text “any anniversary of the date of this Agreement (the “Anniversary Date”) but no later than 30 days prior to such anniversary of the Closing Date” with the text “any anniversary of the Amendment Effective Date (the “Anniversary Date”) but no later than 30 days prior to such Anniversary Date”.
(k)The last sentence in Section 4.01(g) is amended and restated in its entirety to read as follows:
“Except as disclosed in such Borrower’s Disclosure Documents, there has been no change, event or occurrence since December 31, 2011 that has had a Material Adverse Effect with respect to such Borrower.”
(l)Section 8.01 is amended by replacing the first proviso appearing therein beginning with the text “; provided, however, that no amendment” and ending with the text “or (f) amend this Section 8.01 or the definition of ‘Majority Lenders’;” with the following text:
“; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders affected thereby (other than, in the case of clause (a), (f) or (g) below, any Defaulting Lender), do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) change any provision hereof in a manner that would alter the pro rata sharing of payments or the pro rata reduction of Commitments among the Lenders, (d) reduce the principal of, or interest (or rate of interest) on, the Advances or any fees or other amounts payable hereunder, (e) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, the aggregate undrawn amount of outstanding Letters of Credit or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (g) amend this Section 8.01 or the definition of ‘Majority Lenders’;”.
(m)Section 8.08(d) is amended by replacing the text “clauses (a) through (f) of Section 8.01” appearing in the second paragraph with the text “clauses (a) through (g) of Section 8.01”.
Section 2. Conditions to Effectiveness of Credit Agreement Amendment. Section 1 of this amendment (the “Amendment”) shall be effective as of the date hereof when and if (such date being the “Amendment Date”) the following conditions are satisfied:
(a)The Administrative Agent shall have received the following, each dated the same date (except for the financial statements referred to in clause (iv) below), in form and substance satisfactory to the Administrative Agent and with one copy for each Swing Line Lender, each Fronting Bank and each Lender:
(i)    Counterparts of this Amendment, duly executed by each of the Borrowers, the Swing Line Lenders, the Fronting Banks and the Lenders;
(ii)    Certified copies of the resolutions of the Board of Directors of each Borrower approving this Amendment, the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which it is, or is to be, a party and of all documents evidencing any other necessary corporate action with respect to this Amendment, the Credit Agreement, as amended by this Amendment, and such Loan Documents;
(iii)    A certificate of the Secretary or an Assistant Secretary of each Borrower certifying (A) the names and true signatures of the officers of such Borrower authorized to sign this Amendment and each Loan Document to which such Borrower is, or is to become, a party and the other documents to be delivered hereunder; (B) that attached thereto are true and correct copies of the Organizational Documents of such Borrower, in each case as in effect on such date, and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals (including such Borrower’s Approval) required for the due execution, delivery and performance by such Borrower of this Amendment, the Credit Agreement, as amended by this Amendment, and each other Loan Document to which such Borrower is, or is to become, a party;
(iv)    Copies of all the Disclosure Documents (it being agreed that those Disclosure Documents publicly available on the SEC’s EDGAR Database or on FE’s website no later than the Business Day immediately preceding the Amendment Date will be deemed to have been delivered under this clause (iv));
(v)    An opinion of Wendy E. Stark, Associate General Counsel of FE, counsel for the Borrowers, substantially in the form of Exhibit A hereto;
(vi)    An opinion of Akin Gump Strauss Hauer & Feld LLP, special counsel for the Borrowers, substantially in the form of Exhibit B hereto;
(vii)    A favorable opinion of King & Spalding LLP, special New York counsel for the Administrative Agent, substantially in the form of Exhibit C hereto; and
(viii)    Such other certifications, opinions, financial or other information, approvals and documents as the Administrative Agent, any Fronting Bank, any Swing Line Lender or any other Lender may reasonably request, all in form and substance satisfactory to the Administrative Agent, such Fronting Bank, such Swing Line Lender or such other Lender (as the case may be).
(b)FE shall have paid all of the fees payable in accordance with the 2012 Amendment Fee Letter.
(c)Each of the representations and warranties in Section 3 of this Amendment shall be true and correct.
Section 3. Representations and Warranties. Each Borrower represents and warrants that (i) the representations and warranties of such Borrower contained in Section 4.01 of the Credit Agreement, as amended hereby (with each reference therein to “this Agreement”, “hereunder”, “Loan Document” and words of like import referring to the Credit Agreement being deemed to be a reference to this Amendment and the Credit Agreement, as amended hereby), are true and correct on and as of the date hereof as though made on and as of such date (other than, as to any such representation or warranty that by its terms refers to a specific date other than such date, in which case, such representation and warranty shall be true and correct as of such specific date); and (ii) no event has occurred and is continuing, or would result from the execution, delivery or performance by such Borrower of this Amendment or the performance by such Borrower of the Credit Agreement, as amended hereby, that constitutes an Event of Default or an Unmatured Default with respect to such Borrower.
Section 4. Effect on the Loan Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly set forth herein, operate as a waiver of any right, power or remedy of any Lender, Swing Line Lender or Fronting Bank or the Administrative Agent under the Credit Agreement or any other Loan Document, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document. Except as expressly set forth herein, each of the Credit Agreement and the other Loan Documents is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment shall constitute a Loan Document and shall be binding on the parties hereto and their respective successors and permitted assigns under the Credit Agreement. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.
Section 5.    Costs, Expenses and Taxes. Each Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent, each Fronting Bank and each Swing Line Lender in connection with the preparation, execution, delivery and syndication administration of this Amendment and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out‑of‑pocket expenses of counsel for the Administrative Agent, the Fronting Banks and the Swing Line Lenders with respect thereto and with respect to advising the Administrative Agent, the Fronting Banks and each Swing Line Lender as to their rights and responsibilities under this Amendment. Each Borrower further agrees to pay on demand all reasonable out-of-pocket costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by the Administrative Agent, the Fronting Banks, the Swing Line Lenders and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other documents to be delivered hereunder, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this Section.
Section 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Section 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
If you agree to the foregoing, please evidence such agreement by (i) executing and returning one counterpart of this Amendment by facsimile or e-mail to Meredith Grizzle (fax no. 212-556-2222; e-mail mgrizzle@kslaw.com) and (ii) executing and returning five original counterparts to this Amendment by overnight mail to King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, Attention: Meredith Grizzle.
[Remainder of page intentionally left blank.]

Very truly yours,

FIRSTENERGY SOLUTIONS CORP.

By /s/ Steven R. Staub
Steven R. Staub
Assistant Treasurer

ALLEGHENY ENERGY SUPPLY COMPANY, LLC

By /s/ Steven R. Staub
Steven R. Staub
Assistant Treasurer

The undersigned hereby agree to the foregoing:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, as a Lender, as a Fronting Bank and as a Swing Line Lender

By /s/ Peter Christensen
Name: Peter Christensen
Title: Vice President

BANK OF AMERICA, N.A., as a Lender, as a Fronting Bank and as a Swing Line Lender

By /s/ Michael Mason
Name: Michael Mason
Title: Director

THE ROYAL BANK OF SCOTLAND PLC, as a Lender and as a Fronting Bank

By /s/ Andrew N. Taylor
Name: Andrew N. Taylor
Title: Vice President

BARCLAYS BANK PLC, as a Lender

By /s/ Alicia Borys
Name: Alicia Borys
Title: Vice President
CITIBANK, N.A., as a Lender and as a Fronting Bank

By /s/ Scott McMutry
Name: Scott McMutry
Title: Vice President
KEYBANK NATIONAL ASSOCIATION, as a Lender and as a Fronting Bank

By /s/ Sherrie I. Manson
Name: Sherrie I. Mason
Title: Senior Vice President
THE BANK OF NOVA SCOTIA, as a Lender and as a Fronting Bank

By /s/ Thane Rattew
Name: Thane Rattew
Title: Execution Head
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender and as a Fronting bank

By /s/ Mary Ceseo
Name: Mary Ceseo
Title: Vice President
UNION BANK, N.A, as a Lender

By /s/ Jeff Fesenmaier
Name: Jeff Fesenmaier
Title: Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as a Fronting Bank

By /s/ Allison Newman
Name: Allison Newman
Title: Director
MORGAN STANLEY BANK, N.A., as a Lender

By /s/ Michael King
Name: Michael King
Title: Authorized Signatory
BNP PARIBAS, as a Lender

By /s/ Francis J. Delaney
Name: Francis J. Delaney
Title: Managing Director

By /s/ Pasquale A. Perraglia IV
Name: Pasquale A. Perraglia IV
Title: Vice President

CREDIT SUISSE AG, as a Lender

By /s/ Doreen Barr
Name: Doreen Barr
Title: Director

By /s/ Alex Verdone
Name: Alex Verdone
Title: Associate

GOLDMAN SACHS BANK USA, as a Lender

By /s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory
ROYAL BANK OF CANADA, as a Lender

By /s/ Kyle E. Hoffman
Name: Kyle E. Hoffman
Title: Authorized Signatory
UBS AG, STAMFORD BRANCH, as a Lender

By /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By /s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

MIZUHO CORPORATE BANK, LTD., as a Lender

By /s/ Leon Mo
Name: Leon Mo
Title: Authorized Signatory
PNC BANK, NATIONAL ASSOCIATION, as a Lender

By /s/ Christian S. Brown
Name: Christian S. Brown
Title: Senior Vice President
U.S. BANK, N.A., as a Lender

By /s/ Eric J. Cosgrove
Name: Eric J. Cosgrove
Title: Vice President
THE BANK OF NEW YORK MELLON, as a Lender

By /s/ Richard K. Fronapfel, Jr.
Name: Richard K. Fronapfel, Jr.
Title: Vice President
COBANK, ACB, as a Lender

By /s/ Josh Batchelder
Name: Josh Batchelder
Title: Vice President
BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH, as a Lender

By /s/ Nietzsche Rodricks
Name: Nietzsche Rodricks
Title: Executive Director

By /s/ Paul Rodriguez
Name: Paul Rodriguez
Title: Vice President
CIBC INC., as a Lender

By /s/ Robert Casey
Name: Robert Casey
Title: CIBC Inc.
Authorized Signatory

By /s/ Eoin Roche
Name: Eoin Roche
Title: CIBC Inc.
Authorized Signatory
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By /s/ Darrell Stanley
Name: Darrell Stanley
Title: Managing Director

By /s/ Sharanda Manne
Name: Sharanda Manne
Title: Managing Director
SOVERIEGN BANK, N.A., as a Lender

By /s/ Robert D. Lanigan
Name: Robert D. Lanigan
Title: Senior Vice President
THE HUNTINGTON NATIONAL BANK, as a Lender

By /s/ Brian H. Gallagher
Name: Brian H. Gallagher
Title: Senior Vice President

EXHIBIT A
Form of Opinion of Wendy E. Stark, Associate General Counsel of FE

[LETTERHEAD OF FIRSTENERGY CORP.]
May 8, 2012

To the Banks party to the within-mentioned Credit Agreement,
JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders thereunder, the fronting banks party thereto and the swing line lenders party thereto

Re:        Amendment to Credit Agreement, dated as of May 8, 2012

Ladies and Gentlemen:
I am Associate General Counsel for FirstEnergy Service Company, and have acted as counsel to its affiliates, FirstEnergy Solutions Corp., an Ohio corporation (“FES”), and Allegheny Energy Supply Company, LLC, a Delaware limited liability company (“Allegheny”, and together with FES, the “Borrowers” and each a “Borrower”), in connection with the execution and delivery of the Amendment, dated as of May 8, 2012 (the “Amendment”), to the Credit Agreement, dated as of June 17, 2011 (as amended by the Amendment dated as of October 3, 2011, the “Original Credit Agreement”, and as further amended by the Amendment, the “Credit Agreement”), among the Borrowers, the banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders thereunder, the fronting banks party thereto and the swing line lenders party thereto. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement. This letter is being furnished to you pursuant to Section 2(a)(v) of the Amendment. The Amendment and the Credit Agreement are sometimes referred to in this letter collectively as the “Loan Documents” and each individually as a “Loan Document”.
For purposes of this letter, I, or persons under my supervision or control, have reviewed executed originals or copies of executed originals of the Amendment and the Original Credit Agreement. I, or persons under my supervision or control, have also reviewed originals or copies of such corporate records and other documents and matters and have made such investigation of fact and law as I, or persons under my supervision or control have considered relevant or necessary as a basis for this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures (other than those on behalf of the Borrowers) and the legal capacity of all natural persons.
I have also assumed (a) the due organization, valid existence and good standing under the laws of its jurisdiction of incorporation of each party (other than FES) to each Loan Document, (b) the legal capacity of natural persons, (c) the corporate or other power and due authorization of each Person (other than FES) not a natural person to execute, deliver and perform its obligations under each Loan Document to which it is a party, (d) the due execution, delivery and performance of each Loan Document by each party thereto (other than FES), and (e) that each Loan Document constitutes the valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. As to various questions of fact relevant to this letter, I have relied, without independent investigation, upon certificates of public officials, certificates of officers of the Borrowers and representations and warranties of the Borrowers contained in the Credit Agreement.
I am a member of the Bar of the State of Ohio, and, for purposes of this letter, I do not hold myself out as an expert on the laws of any jurisdiction other than the laws of the State of Ohio. I express no opinion herein as to the application or effect of the laws of any jurisdiction other than the laws of the State of Ohio. The phrase “any applicable law of the State of Ohio” and similar phrases refers to, in my experience, the laws of the State of Ohio generally applicable to transactions of the type contemplated under each Loan Document, and specifically excludes (i) laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof; (ii) zoning, land use, building and construction laws; and (iii) any environmental, labor, tax, pension, employee benefit, antiterrorism, money laundering, insurance, antitrust, securities or intellectual property laws.
Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:
1.FES is a corporation existing and in good standing under the laws of the State of Ohio, is qualified to do business as a foreign corporation in and is in good standing under the laws of each other state in which the ownership of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, and has all corporate powers to carry on its business as now conducted and to maintain and operate its property and business.
2.No Governmental Action is or will be required under applicable laws of the State of Ohio for (a) the execution or delivery by FES of the Amendment or the performance by FES of its obligations under the Loan Documents or (b) the consummation by FES of any transaction contemplated by the Loan Documents, other than (1) such Governmental Action as may be required as a condition to the exercise by FES of its rights under Section 2.06(b) or Section 2.07 of the Credit Agreement and (2) such Governmental Action as may be required after the date hereof in connection with the performance by FES of the general covenants set forth in Sections 5.01(a) and (b) of the Credit Agreement.
3.Neither the execution or delivery by FES of the Amendment, nor the performance by FES of its obligations under the Loan Documents, the consummation by FES of the transactions contemplated by any such Loan Document, and compliance by FES with the provisions thereof, will result in (a) a breach or default of any of the provisions of the Organizational Documents of FES or (b) a breach or default of any applicable law of the State of Ohio.
4.Neither the execution or delivery by each Borrower of the Amendment, nor the performance by such Borrower of its obligations under the Loan Documents, the consummation by such Borrower of the transactions contemplated by any such Loan Document, and compliance by such Borrower with the provisions thereof, will result in (a) a breach or default of any indenture, mortgage, lease or other agreement or instrument to which such Borrower or any Subsidiary of such Borrower is a party or by which any of its property is bound or (b) the creation or imposition of any Lien upon any property of such Borrower or of any Subsidiary of such Borrower, except in each case to the extent such breach or default, or the creation or imposition of any such Lien, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to such Borrower.
5.The execution and delivery by FES of the Amendment and the performance by FES of each of the Loan Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action on the part of FES and do not, and will not, require the consent or approval of FES’s shareholders, other than such consents and approvals as have been obtained, given or accomplished.
6.The Amendment delivered by FES on the date hereof has been executed and delivered by FES.
Except as disclosed in any Borrower’s Disclosure Documents, there is no pending or, to the best of my knowledge, threatened action or proceeding affecting directly such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that would reasonably be expected to have a material adverse effect on such Borrower’s ability to perform its obligations under the Loan Documents to which it is a party.
The opinions set forth herein are qualified in their entirety and subject to the following:
A.No examination has been made of, and no opinion is expressed as to the effect of, any zoning ordinance or permit pertaining to the authority of the Borrowers to operate their properties or conduct their businesses.
B.I also express no opinion with respect to the following:
(i)    the financial condition or solvency of any Borrower;
(ii)    the compliance of the Credit Agreement or any other Loan Document or the transactions contemplated thereby with, or the effect of any of the foregoing with respect to, Federal and state securities laws, rules and regulations;
(iii)    the compliance of the transactions contemplated by the Loan Documents with any regulations or governmental requirements applicable to any Person other than the Borrowers; and
(iv)    the financial ability of the Borrowers or the ability (financial or otherwise) of any other Person to meet their respective obligations under the Loan Documents.
C.This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Borrowers or any other Person, or any other circumstance occurring after the date hereof.
D.I have assumed that no fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists with respect to any of the matters relevant to this letter.
E.This letter is limited to the matters expressly set forth herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.
F.This letter is solely for the benefit of the addressees hereof in connection with the transactions contemplated by the Loan Documents and may not be relied on by the addressees hereof for any other purpose or furnished or quoted to or relied on by any other Person (other than the permitted successors and assigns of such addressees under the Credit Agreement) for any purpose without my prior written consent; provided, however, a copy of this opinion may be provided to (i) counsel for the addressees hereof, (ii) your auditors and (iii) regulatory agencies having jurisdiction over you.
Respectfully submitted,

Wendy E. Stark
Associate General Counsel

EXHIBIT B
Form of Opinion of Akin Gump Strauss Hauer & Feld LLP

May 8, 2012
To the Banks party to the within-mentioned Credit Agreement,
JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders thereunder, the fronting banks party thereto and the swing line lenders party thereto

Re:    Amendment to Credit Agreement, dated as of May 8, 2012
Ladies and Gentlemen:
We have acted as special New York counsel to FirstEnergy Solutions Corp., an Ohio corporation (“FES”), and Allegheny Energy Supply Company, LLC, a Delaware limited liability company (“Allegheny”, and together with FES, the “Borrowers” and each a “Borrower”), in connection with the execution and delivery of the Amendment, dated as of May 8, 2012 (the “Amendment”) to the Credit Agreement, dated as of June 17, 2011 (as amended by the Amendment dated as of October 3, 2011, the “Original Credit Agreement”, and as further amended by the Amendment, the “Credit Agreement”), among the Borrowers, the banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders thereunder, the fronting banks party thereto and the swing line lenders party thereto. Capitalized terms used but not defined in this letter have the meanings assigned to them in the Credit Agreement. This letter is being furnished to you at the request of the Borrowers pursuant to Section 2(a)(vi) of the Amendment. The Amendment and the Credit Agreement are sometimes referred to in this letter collectively as the “Loan Documents” and each individually as a “Loan Document”.
The document listed on Schedule I hereto is hereinafter referred to in this opinion as the “Certificate of Good Standing.”
In connection with this letter, we have reviewed executed originals or copies of executed originals of the Certificate of Good Standing, the Amendment and the Original Credit Agreement. We have also reviewed copies of the Approvals and originals or certified copies of such corporate and company records of each Borrower and other certificates and documents of officials of each Borrower and certain of their affiliates, public officials and others as we have deemed appropriate for purposes of this letter, and relied upon them to the extent we deem appropriate. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials, certificates of officers of each Borrower, and representations and warranties of each Borrower contained in the Loan Documents. In addition, we have made no inquiry of any Borrower or any other Person (including Governmental Authorities) regarding any judgments, orders, decrees, franchises, licenses, certificates, registrations, permits or other public records or agreements to which any Borrower is a party other than those described herein, and our knowledge of any such matters is accordingly limited.
We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed (i) the due organization, valid existence and good standing under the laws of its jurisdiction of incorporation of each party to each Loan Document (other than, with respect to valid existence and good standing, Allegheny), (ii) the legal capacity of natural persons, (iii) the corporate or other power and due authorization of each Person (other than Allegheny) not a natural person to execute, deliver and perform its obligations under each Loan Document to which it is a party, (iv) the due execution and delivery of each Loan Document by all parties thereto (other than Allegheny), (v) that each Loan Document constitutes the valid and binding obligation of each party thereto (other than the Borrowers), enforceable against such party in accordance with its terms, (vi) that the execution, delivery and performance by each party to the Loan Documents (other than Allegheny) do not, and will not, require the consent or approval of its shareholders or members, as the case may be, other than such consents and approvals as have been duly obtained, given or accomplished and are in full force and effect and will not result in a breach or violation of, or conflict with, any of the provisions of its Organizational Documents, (vii) that the execution, delivery and performance by any party to the Loan Documents will not result in (a) a breach of or default under, or conflict with, any of the provisions of any indenture, mortgage, lease or other agreement or instrument to which it is a party or (b) a breach or violation of, or conflict with, any law (other than, in the case of any Borrower, any Included Law (as defined herein)) or any order, rule, regulation or determination of any Governmental Authority applicable to it (other than, in the case of any Borrower, its Approval) and (vii) that all required Governmental Action (other than, in the case of any Borrower, under any Included Law) for the execution and delivery by each party to any Loan Document, the performance by it of its obligations thereunder or the consummation by it of any transaction contemplated thereby have been obtained or taken.
In addition, we have also assumed that other than the Amendment, there are no documents or agreements (whether oral or written) between the parties which in any way supplement, modify, amend, alter, conflict with, terminate, or revoke the terms of the Original Credit Agreement. We have also assumed that the terms of the Original Credit Agreement remain in full force and effect (except as amended pursuant to the Amendment) and that no course of dealing or other acts or omissions by the parties to the Original Credit Agreement have occurred that would impair in any respect the enforceability of the Original Credit Agreement in accordance with its terms.
Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:
1.Allegheny is duly existing as a limited liability company in good standing under the laws of the State of Delaware and has the limited liability company power and authority to enter into and perform its obligations under each of the Loan Documents to which it is a party.
2.Each of the Loan Documents to which Allegheny is a party has been duly authorized by all necessary limited liability company action by Allegheny. The Amendment has been duly executed and delivered by Allegheny.
3.No Governmental Action is or will be required under any Included Law for the due execution and delivery by each Borrower of the Amendment or the performance by it of its obligations under each Loan Document to which it is a party, other than (i) the Approvals, each of which is in full force and effect as of the date hereof, and (ii) such Governmental Action as may be required after the date hereof in connection with the performance by such Borrower of the general covenants set forth in Sections 5.01(a) and (b) of the Credit Agreement.
4.The execution and delivery by each Borrower of the Amendment does not, and the performance by such Borrower of its obligations under each Loan Document to which it is a party will not, result in a breach or violation of (i) any Included Law, (ii) the Approvals, or (iii) the Organizational Documents of Allegheny listed on Schedule II hereto.
5.Each of the Amendment and the Credit Agreement constitutes a valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms.
The opinions set forth herein are qualified in their entirety and subject to the following:
A.We express no opinion as to the Laws (as defined below) of any jurisdiction other than the Included Laws. We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”), other than a review of (i) the Laws of the State of New York, (ii) the Delaware Limited Liability Company Act, as amended, and (iii) the Federal Laws of the United States of America. For purposes of this letter, the term “Included Laws” means the items described in (a) clause (ii) of the preceding sentence and (b) clauses (i) and (iii) of the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated by the Loan Documents. The term Included Laws specifically excludes (i) Laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof; (ii) zoning, land use, building and construction Laws; (iii) Federal Reserve Board margin regulations; and (iv) any environmental, labor, tax, pension, employee benefit, antiterrorism, money laundering, insurance, antitrust, securities or intellectual property Laws.
B.When used in this letter, the phrases “known to us”, “to our knowledge” and similar phrases (i) mean the conscious awareness of facts or other information by (a) the lawyer in our firm who signed this letter, (b) any lawyer in our firm actively involved in negotiating and preparing the Loan Documents and (c) solely as to information relevant to a particular opinion, issue or confirmation regarding a particular factual matter, any lawyer in our firm who is primarily responsible for providing the response concerning that particular opinion, issue or confirmation, and (ii) do not require or imply (a) any examination of this firm’s, such lawyer’s or any other Person’s files, (b) that any inquiry be made of the client, any lawyer (other than the lawyers described above), or any other Person, or (c) any review or examination of any agreements, documents, certificates, instruments or other papers (including, but not limited to, the exhibits and schedules to the Loan Documents and the various papers referred to in or contemplated by the Loan Documents and the respective exhibits and schedules thereto) other than the Loan Documents.
C.The opinion expressed in paragraph 1 herein as to the valid existence and good standing of Allegheny is given solely on the basis of the Certificate of Good Standing and speaks only as of the date thereof rather than the date hereof. Such opinion is limited to the meaning ascribed to such Certificate of Good Standing by the Delaware Secretary of State and applicable Law.
D.The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally from time to time in effect; (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) principles of commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution. Although it appears that the requirements of Section 5-1401 of the New York General Obligations Law have been met, we express no opinion on whether the choice of law provision in Section 7 of the Amendment or Section 8.09 of the Credit Agreement would raise any issues under the United States constitution or in equity that would affect whether courts in New York would enforce the choice of New York law to govern the Amendment or the Credit Agreement. We have also assumed that the choice of law of the State of New York as the governing law of the Amendment and the Credit Agreement would not result in a violation of an important public policy of another state having greater contacts with the transactions contemplated by the Loan Documents than the State of New York.
E.This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to any Borrower or any other Person, or any other circumstance occurring after the date hereof. This letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.
F.We have assumed that no fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists with respect to any of the matters relevant to this letter.
G.We express no opinion as to (i) the compliance of the transactions contemplated by the Loan Documents with any Laws applicable to any Person other than the Borrowers; (ii) the financial condition or solvency of any Borrower; (iii) the ability (financial or otherwise) of any Borrower or any other Person to meet its obligations under the Loan Documents; (iv) the compliance of the Loan Documents or the transactions contemplated thereby with, or the effect on any of the opinions expressed herein of, the antifraud provisions of Federal and state securities Laws; (v) the conformity of the Loan Document to any term sheet or commitment letter; or (vi) any provision of any Loan Document which would, to the extent not permitted by applicable Law, restrict, waive access to or vary legal or equitable remedies or defenses (including, but not limited to, a right to notice of and hearing on matters relating to prejudgment remedies, service of process, proper jurisdiction and venue, forum non conveniens and the right to trial by jury) or the right to collect damages (including, but not limited to, actual, consequential, special, indirect, incidental, exemplary and punitive damages).
H.For purposes of this letter, the phrase “transactions of the type contemplated by the Loan Documents” and similar phrases mean (i) the making of Advances and the issuance of Letters of Credit by the banks party to the Credit Agreement and (ii) the performance by the Borrowers of their respective obligations under the Loan Documents.
I.This letter is solely for your benefit, and no other Person (other than your permitted successors and assigns under the Credit Agreement) shall be entitled to rely upon this letter. Without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished or otherwise disclosed to or used by any other Person, provided, however, a copy of this opinion may be provided to (i) counsel for the addressees hereof, (ii) your auditors and (iii) regulatory agencies having jurisdiction over you.
Very truly yours,

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

SCHEDULE I
CERTIFICATE OF GOOD STANDING
Certificate of Good Standing of Allegheny, issued by the Secretary of State of the State of Delaware on May 7, 2012.
SCHEDULE II
ORGANIZATIONAL DOCUMENTS
1.Certificate of Formation of Allegheny, filed with the Secretary of State of the State of Delaware on November 12, 1999.
2.Fifth Amended and Restated Limited Liability Company Agreement of Allegheny, effective as of September 4, 2003, the date of the last amendment being February 28, 2012.

EXHIBIT C
Form of Opinion of
Special New York Counsel to the Administrative Agent

May 8, 2012
JPMorgan Chase Bank, N.A., as administrative agent, the fronting banks, the swing line lenders and the lenders party to the Credit Agreement referred to below
Re:    FirstEnergy Solutions Corp. and Allegheny Energy Supply Company, LLC
Ladies and Gentlemen:
We have acted as special New York counsel to JPMorgan Chase Bank, N.A., individually and as administrative agent (the “Administrative Agent”), in connection with the preparation, execution and delivery of the Amendment, dated as of May 8, 2012 (the “2012 Amendment”), to the Credit Agreement, dated as of June 17, 2011 (the “Original Credit Agreement”, and as amended by the Amendment, dated as of October 3, 2011 (the “2011 Amendment”), and the 2012 Amendment, the “Credit Agreement”), among FirstEnergy Solutions Corp., an Ohio corporation (“FES”), Allegheny Energy Supply Company, LLC, a Delaware limited liability Company (“Allegheny”, and together with FES, the “Borrowers”), JPMorgan Chase Bank, N.A., as Administrative Agent for the lenders thereunder, the fronting banks party thereto, the swing line lenders party thereto and the lenders party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined. This opinion letter is being delivered pursuant to Section 2(a)(vii) of the 2012 Amendment.
In that connection, we have examined (i) counterparts of the 2012 Amendment, executed by the Borrowers, the Lenders, the Swing Line Lenders, the Fronting Banks and the Administrative Agent, (ii) counterparts of the 2011 Amendment, executed by the Borrowers and the Majority Lenders, (iii) counterparts of the Original Credit Agreement (together with the 2011 Amendment and the 2012 Amendment, the “Opinion Documents”), executed by the Borrowers, the Lenders, the Swing Line Lenders, the Administrative Agent and the Fronting Banks, and (iv) the other documents furnished to the Administrative Agent pursuant to Section 2(a) of the 2012 Amendment, including (without limitation) the opinions of Wendy E. Stark, Associate General Counsel of FE, counsel to the Borrowers, and Akin Gump Strauss Hauer & Feld LLP, special counsel to the Borrowers (collectively, the “Borrowers’ Counsel Opinions”).
In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that each of the Lenders, the Swing Line Lenders, the Fronting Banks and the Administrative Agent has duly executed and delivered, with all necessary power and authority (corporate and otherwise), each Opinion Document to which such Person is stated to be a party. We have further assumed that you have evaluated, and are satisfied with, the creditworthiness of the Borrowers and the business and financial terms evidenced by the Loan Documents.
To the extent that our opinions expressed below involve conclusions as to matters governed by law other than the law of the State of New York and the Federal law of the United States, we have relied upon the Borrowers’ Counsel Opinions and have assumed without independent investigation the correctness of the matters set forth therein, our opinions expressed below being subject to the assumptions, qualifications and limitations set forth in the Borrowers’ Counsel Opinions. As to matters of fact, we have relied solely upon the documents we have examined. We note that we do not represent the Borrowers, and accordingly, are not privy to the nature or character of their business. Accordingly, we have assumed that the Borrowers are subject only to statutes, rules, regulations, judgments, orders and other requirements of law generally applicable to corporations doing business in the State of New York.
Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

(i)
Each of the 2012 Amendment and the Credit Agreement is the legal, valid and binding obligation of each Borrower that is a party thereto enforceable against such Borrower in accordance with their respective terms.

(ii)
While we have not independently considered the matters covered by the Borrowers’ Counsel Opinions to the extent necessary to enable us to express the conclusions stated therein, each of the Borrowers’ Counsel Opinions and the other documents furnished to the Administrative Agent pursuant to Section 2(a) of the 2012 Amendment are substantially responsive to the corresponding requirements set forth in Section 2(a) of the 2012 Amendment pursuant to which the same have been delivered.

Our opinions are subject to the following qualifications:

(a)
Our opinion in paragraph (i) above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors’ rights generally.

(b)
Our opinion in paragraph (i) above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)
We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

(d)
We express no opinion herein as to (i) Section 8.06 of the Credit Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies, (iv) the enforceability of rights to indemnity under Federal or state securities laws and (v) the enforceability of waivers by parties of their respective rights and remedies under law.

(e)
Our opinion in paragraph (i) is limited to the law of the State of New York and the Federal law of the United States, and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement may be sought that limits the rates of interest legally chargeable or collectible.

(f)
In connection with any provision of the Credit Agreement whereby any Borrower submits to the jurisdiction of any court of competent jurisdiction, we note the limitations of 28 U.S.C. §§1331 and 1332 on Federal court of jurisdiction.

This opinion letter speaks only as of the date hereof, and we expressly disclaim any responsibility to advise you of any development or circumstance, including changes of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein. This opinion letter is furnished to the addressees hereof solely in connection with the transactions contemplated by the Credit Agreement, is solely for the benefit of the addressees hereof and may not be relied upon by any other Person or for any other purpose without our prior written consent. Notwithstanding the foregoing, this opinion letter may be relied upon by any Person that becomes a Lender after the date hereof in accordance with the provisions of the Credit Agreement as if this opinion letter were addressed and delivered to such Person on the date hereof. Any such reliance must be actual and reasonable under the circumstances existing at the time such Person becomes a Lender, taking into account any changes in law or facts and any other developments known to or reasonably knowable by such Person at such time.
Very truly yours,

MEO:kty:mg